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                                                           Exhibit 15








August 12, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 8, 2002 on our review of interim financial information of Sonoco Products Company for the period ended June 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended are incorporated by reference in its Registration Statement on Form S-8 dated December 30, 1998.


Yours very truly,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP